Exhibit 99.1

MCEWEN MINING ANNOUNCES CLOSING OF

US$46.6 MILLION BOUGHT DEAL OFFERING

TORONTO, September 22, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the closing of its previously announced bought deal offering (the “Offering”), including the exercise in full of the underwriters’ over-allotment option. Pursuant to the Offering, a total of 20,700,000 shares of common stock (“Shares”) and warrants (“Warrants”) to purchase up to 10,350,000 Shares were sold at a price of US$2.25 per Share and associated one-half Warrant, for aggregate gross proceeds of US$46,575,000. Each whole Warrant entitles the holder to purchase one Share at an exercise price of US$2.70 per Share until September 28, 2018.

Assuming all of the Warrants are exercised prior to this date, the Offering will have resulted in the issuance of 31,050,000 Shares for aggregate gross proceeds of US$74,520,000 at an average price of US$2.40 per Share. The maximum potential issuance of Shares, including the exercise of Warrants, represents 9.9% of the total Shares outstanding prior to the Offering.

Cantor Fitzgerald Canada Corporation acted as the sole book-running manager for the Offering, while H.C. Wainwright & Co. LLC acted as the lead manager and Haywood Securities Inc. and Maison Placements Canada Inc. acted as co-managers.

The proceeds of the Offering will be used to purchase the Black Fox Complex (“Black Fox”) and for general corporate purposes. Black Fox is a producing underground gold mine located in the world-famous mining region of Timmins, Canada. Production in 2018 is expected to be 50,000 gold ounces, increasing the company-wide gold equivalent production by 16% from approximately 157,000 ounces in 2017 to 182,000 ounces in 2018.

Comments from Rob McEwen, Chairman & Chief Owner -

Why we did this Financing:

The opportunity to buy Black Fox came together quickly and the timeframe to close was short, which meant that our financing options were limited to a bought deal or the issuance of debt. Weighing the alternatives, we decided that this Offering represented the best option for our share owners at this time.

The attraction of Black Fox:

Black Fox reminds me a lot of the early days of the Red Lake Mine when I was building Goldcorp Inc. The mine is shallower than many of the larger mines in the Timmins area, and some of its best high-grade zones extend near the bottom of the known mineralization, suggesting there is good potential to grow the deposit at depth.

Our plan is to continue to develop Black Fox to achieve its maximum potential, invest aggressively in exploration, and leverage the excess mill capacity to process feed from the Timmins properties that we recently acquired with the purchase of Lexam VG in April. In addition, we have also acquired a fantastic operational team at Black Fox, which should allow us to aggressively pursue our plans to advance the Lexam VG assets into production as quickly as possible.

Impact on our Financial Strength:

This is the first financing we’ve done in five years.

The Shares issued today resulted in dilution of 6.6%. This relatively small sacrifice will enable us to close on the Black Fox purchase, which is anticipated on October 2nd. Post-closing of the Black Fox purchase we expect to add US$16 million in cash to our balance sheet, increasing our total cash and liquid assets to above US$60 million.

Assuming all the Warrants are exercised, we will have diluted our pre-Offering Shares outstanding by 9.9% for gross proceeds of US$74.5 million, at an effective issue price of US$2.40 per Share, which would represent a discount of just 1.2% to the closing price of our Shares prior to the Offering.

Furthermore, based on our 2018 forecasts, if all of the Warrants are exercised, we will be in an excellent position to fund our project pipeline, including construction of the Gold Bar Mine in Nevada, which we expect to be fully permitted later this year.

Metrics of the Offering announced Sept. 18, 2017:

1.              All amounts are in US$

2.              $2.43 closing Share price (NYSE) on Sept. 18, 2017

3.              312,276,861 Shares outstanding on Sept. 18, 2017 (pre-Offering)

4.              $2.25 base price of the Offering

5.              $2.25 purchases 1 Share plus ½ Warrant

Warrant term: 53 weeks from closing

Warrant exercise price: $2.70

6.              Effective Offering price assuming all Warrants are exercised:

Shares			Gross Proceeds
18,000,000	Shares @ $2.25	=	$40,500,000
	plus 15% underwriters’ over-allotment
2,700,000	Shares @ $2.25	=	$6,075,000
20,700,000	Subtotal Shares	=	$46,575,000
Warrants (assuming all Warrants are exercised)
9,000,000	Shares @ $2.70	=	$24,300,000
	plus 15% underwriters’ over-allotment
1,350,000	Shares @ $2.70	=	$3,645,000
10,350,000	Subtotal Shares	=	$27,945,000
31,050,000	Total Shares	=	$74,520,000

Effective Offering price $74,520,000 / 31,050,000 shares = $2.40

7.              Dilution calculation:

	Shares	% of Pre- Offering Shares Outstanding
Shares Issued	20,700,000	6.6%
Exercise of All Warrants	10,350,000	3.3%
Total	31,050,000	9.9%

8.              Discount relative to the $2.43 closing price of Sept.18, 2017:

At the $2.25 Offering price = 7.4%

At the $2.40 Offering price = 1.2%

About McEwen Mining (www.mcewenmining.com)

McEwen Mining has the goal to qualify for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Gold mine and El Gallo Silver project in Mexico, the Gold Bar project in Nevada, the Timmins projects in Canada and the Los Azules copper project in Argentina.

McEwen Mining has a total of 333 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of the Company.

QUALIFIED PERSON

Technical information pertaining to production guidance for the Black Fox Complex contained in this news release has been prepared under the supervision of Mr. Nathan Stubina. Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Mr. Sylvain Guerard. Both Mr. Stubina and Mr. Guerard, are officers of the Company who are a “qualified person” within the meaning of NI 43-101.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to the completion of corporate transactions, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com	Website www.mcewenmining.com Facebook facebook.com/mcewenrob Twitter twitter.com/mcewenmining	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690